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             SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C.  20549



                          FORM 8-K


Current Report Pursuant to Section 13 or 15(d) of
       The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):
                   July 8, 1994


                  FIGGIE INTERNATIONAL INC.
(Exact name of registrant specified in its charter)


     Delaware             1-8591            52-1297376
  (State or other    (Commission File    (I.R.S. Employer
  jurisdiction of         Number)        Identification No.)
  incorporation)


 4420 Sherwin Road, Willoughby, Ohio                  44094
 (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:
                 216-953-2700


             (not applicable)
(Former name or former address, if changed since last report)


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Item 2.   Acquisition or Disposition of Assets.

          On July 8, 1994, Figgie International Inc. (the "Registrant") sold its Rawlings Sporting Goods Company division (the "Rawlings Business") through a public offering of the shares of Rawlings Sporting Goods Company, Inc., a Delaware corporation (the "RSGC") formed to acquire the Rawlings Business in exchange for shares of Common Stock. Immediately prior to the transfer by the Registrant of the Rawlings Business to RSGC pursuant to an Assets Transfer Agreement between the Registrant and RSGC dated July 8, 1994, the Registrant purchased the outstanding receivables of the Rawlings Business from The CIT Group/Commercial Services, Inc., to which the Registrant had previously sold the receivables, and contributed them to the Rawlings Business. In exchange for the Rawlings Business, including all of the stock of two subsidiaries of the Registrant and various assets of other subsidiaries, the Registrant received (a) a note in the principal amount of $35.0 million (the "Selling Stockholder Note"), (b) 7,649,981 shares of common stock of RSGC, which resulted in the Registrant owning 7,650,000 shares, or over 99% of the issued and outstanding shares of RSGC's common stock, (c) the right to receive any amount by which the investment of the Registrant in the Rawlings Business as of July 8, 1994 but prior to the transfer of the Rawlings Business to RSGC exceeds approximately $42.0 million, provided, however, that if the Registrant's investment in the Rawlings Business is less than $42.0 million, the Registrant has the obligation to pay to RSGC the difference between such investment amount and $42.0 million, and (d) the right to receive 43% of the tax benefit that RSGC obtains as a result of the higher tax basis of the assets of the Rawlings Business from their basis when owned by the Registrant. The Registrant sold the 7,650,000 shares of common stock of RSGC in concurrent public underwritten offerings in the United States and Canada at a public offering price of $12.00 per share.


Item 7.   Financial Statements and Exhibits.

          (a)  Pro Forma Financial Information

          Pro Forma Financial Information is not required because the Registrant has reflected the Rawlings Business as a discontinued operation in its financial statements for the fiscal year ended December 31, 1993 and for the interim period ended March 31, 1994.

          (b)  Exhibits.

               (1) Assets Transfer Agreement, dated July 8, 1994, by and among Figgie International Inc., Figgie Licensing Corporation, Figgie International Real Estate, Inc., Figgie Properties Inc. and Rawlings Sporting Goods Company, Inc.

               (2)  Tax Sharing and Separation Agreement,
                    dated July 8, 1994, between Figgie
                    International Inc. and Rawlings Sporting
                    Goods Company, Inc.
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                          SIGNATURE

          Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    FIGGIE INTERNATIONAL INC.



                    By /s/ L.A. Harthun, Esq.
                         L.A. Harthun, Esq.
                         Senior Vice President
                         International, General Counsel
                         and Secretary


Dated:  July 26, 1994